UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2016
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CHART INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-11442	34-1712937
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio	44125
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (440) 753-1490

NOT APPLICABLE
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On October 18, 2016, Matthew J. Klaben, Vice President, General Counsel and Secretary of Chart Industries, Inc. (the “Company”), informed the Company of his intent to resign as an officer of the Company to pursue other opportunities, effective as of a mutually agreeable date in November 2016.
Robert H. Wolfe has been appointed to serve as the Company’s Vice President, General Counsel and Secretary at the effective date of Mr. Klaben’s resignation. Mr. Wolfe has been employed with the Company since 2011, serving as the Assistant General Counsel of Chart Energy & Chemicals, Inc. Prior to joining the Company, Mr. Wolfe had over 30 years of legal experience with several top engineering, construction and procurement firms including, most recently, URS Energy & Construction, Inc. Mr. Wolfe also has substantial public company General Counsel experience from his prior tenure at Chicago Bridge & Iron Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.
Date: October 24, 2016
By: /s/ Kenneth J. Webster Kenneth J. Webster Vice President and Chief Financial Officer